EXHIBIT 99.1

Press Release

CONTACT:
Brian Shipman
Group Vice President, Investor Relations
+1 203 316 3659
brian.shipman@gartner.com

Gartner Reports Financial Results for Fourth Quarter and Full Year 2012

Contract Value $1,263 Million, up 14% YoY FX Neutral

Full Year 2012 Diluted EPS $1.73, Up 24% YOY

Full Year 2012 Normalized EBITDA $315.2 Million, Up 13% YOY

STAMFORD, Conn., February 7, 2013 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for fourth quarter and full year 2012 and provided its preliminary financial outlook for 2013.

For fourth quarter 2012, total revenue was $474.7 million, an increase of 11% year-over-year, or 12% excluding the foreign exchange impact. Fourth quarter 2012 net income was $58.8 million, an increase of 31%, while Normalized EBITDA was $97.0 million, an increase of 14%. Diluted income per share was $0.61 compared to $0.46 in fourth quarter 2011. Diluted Income Per Share Excluding Acquisition Adjustments, which excludes the impact of acquisition-related adjustments, was $0.63 per share for fourth quarter 2012 and $0.47 per share for fourth quarter 2011 (See “Non-GAAP Financial Measures” below for a discussion of Normalized EBITDA and Diluted Income Per Share Excluding Acquisition Adjustments).

For full year 2012, total revenue was $1,615.8 million, an increase of 10% over 2011, or 12% excluding the foreign exchange impact. Net income was $165.9 million in 2012, an increase of 21%. Normalized EBITDA was $315.2 million in 2012, an increase of 13% over 2011. Diluted income per share was $1.73 in 2012 compared to $1.39 in 2011, an increase of 24%. Diluted Income Per Share Excluding Acquisition Adjustments was $1.78 in 2012 and $1.43 in 2011.

Gene Hall, Gartner’s chief executive officer, commented, “Our 2012 results continued our trend of consistent, outstanding performance. Contract value growth has exceeded 14% for the last nine consecutive quarters and we continue to deliver double-digit growth across all of our key metrics. This occurred in a difficult global macro-economic environment.”

Business Segment Highlights

Research

Revenue for fourth quarter 2012 was $300.2 million, up 14% compared to fourth quarter 2011 and 15% excluding foreign exchange impact. The quarterly gross contribution margin was 68% in 2012 and 67% in 2011. Contract value at December 31, 2012 increased 14% on an FX neutral basis compared to year end 2011, and 13% as reported. Client and wallet retention rates for fourth quarter 2012 were 83% and 99%, respectively, compared to 82% and 99% in the fourth quarter of 2011.

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Consulting

Revenue for fourth quarter 2012 was $81.9 million, a decrease of 8% compared to fourth quarter 2011 and a decrease of 7% when adjusted for the impact of foreign exchange. Gross contribution margin for fourth quarter 2012 was 36% compared to 41% in the prior year quarter. Both revenues and contribution margin were adversely impacted by lower than expected revenues from our Contract Optimization business. The balance of our Consulting businesses contributed solid growth in the quarter and for the full year 2012. Fourth quarter 2012 utilization was 67% compared to 68% in the fourth quarter of 2011. As of December 31, 2012, billable headcount was 503 and backlog was $102.7 million.

Events

Revenue for fourth quarter 2012 was $92.6 million, an increase of 21% compared to fourth quarter 2011. Excluding the foreign exchange impact, Events segment revenues increased 24%. Gross contribution margin was 51% in fourth quarter 2012 compared to 49% in the prior year quarter. The Company held 14 events with 22,548 attendees in the fourth quarter 2012, compared to 12 events and 20,500 attendees in fourth quarter 2011.

Cash Flow and Balance Sheet Highlights

The Company generated $280 million of operating cash flow in the full year 2012, an increase of 9% compared to 2011. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) totaled $44 million in 2012, which included $17 million of Stamford headquarters renovation expenditures that are reimbursable by the facility landlord. Free Cash Flow for the full year 2012 was $237 million, an increase of 11% over 2011 (See “Non-GAAP Financial Measures” below for a discussion of Free Cash Flow).

At December 31, 2012, the Company had almost $300 million of cash and $347 million of borrowing capacity on its revolving credit facility. During 2012, the Company used $111 million of cash to repurchase shares and $10 million of cash on a net basis to complete the Ideas International Limited acquisition.

Financial Outlook for 2013

The Company also provided its preliminary financial outlook for 2013:

Projected Revenue

($ in millions)	2013 Projected		% Change

Research	$1,280 –	1,300	13% –	14%
Consulting	310 –	325	2% –	7%
Events	185 –	195	6% –	12%

Total Revenue	$1,775 –	1,820	10% –	13%

Projected Earnings and Cash Flow

($ in millions, except per share data)	2013 Projected		% Change

Diluted Earnings Per Share	$1.96 –	$2.10	13% – 21%
Normalized EBITDA (1)	$350 –	$ 370	11% – 17%

Operating Cash Flow	$296 –	316	6% – 13%
Capital Expenditures	(37) –	(38)

Free Cash Flow (1)	$259 –	278	10% – 17%

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(1)	See “Non-GAAP Financial Measures” below for a discussion of Normalized EBITDA and Free Cash Flow.

Conference Call Information

Gartner has scheduled a conference call at 8:30 a.m. eastern time on Thursday, February 7, 2013 to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dial-in. The U.S. dial-in number is 888-713-4218 and the international dial-in number is 617-213-4870 and the participant passcode is 65782692. The question and answer session of the conference call will be open to investors and analysts only. A replay of the webcast will be available for approximately 90 days following the call.

Annual Meeting of Stockholders

Gartner will hold its 2013 Annual Meeting of Stockholders at 10:00 a.m. eastern time on Thursday, May 30, 2013 at the Company’s offices in Stamford, Connecticut.

About Gartner

Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. Gartner delivers the technology-related insight necessary for its clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, Gartner is a valuable partner to clients in over 13,300 distinct organizations. Through the resources of Gartner Research, Gartner Consulting and Gartner Events, Gartner works with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 5,468 associates, including 1,405 research analysts and consultants, and clients in 85 countries. For more information, visit www.gartner.com.

Non-GAAP Financial Measures

Normalized EBITDA: Represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock-based compensation expense, and acquisition related adjustments. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Investors are cautioned that Normalized EBITDA is not a financial measure defined under generally accepted accounting principles and as a result is considered a non-GAAP financial measure. We provide this measure to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. It should not be construed as an alternative to any other measure of performance determined in accordance with generally accepted accounting principles.

Diluted Income Per Share Excluding Acquisition Adjustments: Represents diluted income per share excluding certain adjustments directly related to acquisitions, which consists of amortization of identifiable intangibles, non-recurring acquisition and integration charges such as legal, consulting, severance and other costs, and non-cash fair value adjustments on pre-acquisition deferred revenues. We believe Diluted Income Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities plus cash acquisition and integration payments less additions to property, equipment and leasehold improvements (“Capital Expenditures”). We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s

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core operations that is available to be used to repurchase stock, repay debt obligations and invest in future growth through new business development activities or acquisitions.

Safe Harbor Statement

Statements contained in this press release regarding the Company’s growth and prospects, projected 2012 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve and effectively manage growth, including our ability to integrate acquisitions and consummate future acquisitions; our ability to pay our debt; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2011 which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011		2012	2011

Revenues:
Research	$300,177	$262,633	14%	$1,137,147	$1,012,062	12%
Consulting	81,923	88,640	-8%	304,893	308,047	-1%
Events	92,649	76,421	21%	173,768	148,479	17%

Total revenues	474,749	427,694	11%	1,615,808	1,468,588	10%
Costs and expenses:
Cost of services and product development	200,214	180,282	11%	659,067	608,755	8%
Selling, general and administrative	186,216	170,816	9%	678,843	613,707	11%
Depreciation	6,991	6,396	9%	25,369	25,539	-1%
Amortization of intangibles	1,373	737	86%	4,402	6,525	-33%
Acquisition and integration charges	294	—	100%	2,420	—	100%

Total costs and expenses	395,088	358,231	10%	1,370,101	1,254,526	9%

Operating income	79,661	69,463	15%	245,707	214,062	15%
Interest expense, net	(2,302)	(2,104)	9%	(8,859)	(9,967)	-11%
Other income (expense), net	550	(417)	>100%	(1,252)	(1,911)	-34%

Income before income taxes	77,909	66,942	16%	235,596	202,184	17%
Provision for income taxes	19,086	21,918	-13%	69,693	65,282	7%

Net income	$58,823	$45,024	31%	$165,903	$136,902	21%

Income per common share:
Basic	$0.63	$0.48	31%	$1.78	$1.43	24%
Diluted	$0.61	$0.46	33%	$1.73	$1.39	24%

Weighted average shares outstanding:
Basic	93,488	94,691	-1%	93,444	96,019	-3%
Diluted	95,716	97,037	-1%	95,842	98,846	-3%

BUSINESS SEGMENT DATA
(Unaudited; in thousands)

	Revenue	Direct Expense	Gross Contribution	Contribution Margin

Three Months Ended 12/31/12
Research	$300,177	$97,381	$202,796	68%
Consulting	81,923	52,556	29,367	36%
Events	92,649	45,397	47,252	51%

TOTAL	$474,749	$195,334	$279,415	59%

Three Months Ended 12/31/11
Research	$262,633	$86,917	$175,716	67%
Consulting	88,640	52,623	36,017	41%
Events	76,421	38,689	37,732	49%

TOTAL	$427,694	$178,229	$249,465	58%

Twelve Months Ended 12/31/12
Research	$1,137,147	$362,805	$774,342	68%
Consulting	304,893	195,640	109,253	36%
Events	173,768	93,649	80,119	46%

TOTAL	$1,615,808	$652,094	$963,714	60%

Twelve Months Ended 12/31/11
Research	$1,012,062	$329,926	$682,136	67%
Consulting	308,047	193,209	114,838	37%
Events	148,479	82,214	66,265	45%

TOTAL	$1,468,588	$605,349	$863,239	59%

SELECTED STATISTICAL DATA

	December 31, 2012		December 31, 2011

Research contract value	$1,262,865	(a)	$1,115,801	(a)
Research client retention	83%		82%
Research wallet retention	99%		99%
Research client organizations	13,305		12,427
Consulting backlog	$102,718	(a)	$100,564	(a)
Consulting—quarterly utilization	67%		68%
Consulting billable headcount	503		481
Consulting—average annualized revenue per billable headcount	$445	(a)	$454	(a)
Events—number of events for the quarter	14		12
Events—attendees for the quarter	22,548		20,500

(a) Dollars in thousands.

SUPPLEMENTAL INFORMATION (in thousands, except per share amounts)

Reconciliation - Operating income to Normalized EBITDA (a):

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011

Net income	$58,823	$45,024	$165,903	$136,902
Interest expense, net	2,302	2,104	8,859	9,967
Other (income) expense, net	(550)	417	1,252	1,911
Tax provision	19,086	21,918	69,693	65,282

Operating income	$79,661	$69,463	$245,707	$214,062

Normalizing adjustments:
Stock-based compensation expense (b)	8,357	8,114	36,378	32,864
Depreciation, accretion, and amortization (c)	8,413	7,235	29,982	32,522
Acquisition and integration adjustments (d)	584	—	3,167	—

Normalized EBITDA	$97,015	$84,812	$315,234	$279,448

(a)	Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.

(b)	Consists of charges for stock-based compensation awards.

(c)	Includes depreciation expense, accretion on excess facilities accruals, and amortization of intangibles.

(d)

Includes charges and adjustments related to the acquisition of Ideas International. The charges consist of directly-related expenses for legal, consulting, and severance. Also included are non-cash fair value adjustments on pre-acquisition deferred revenues, which are being amortized ratably over the remaining life of the underlying contracts.

Reconciliation - Diluted income per share to Diluted income per share excluding acquisition adjustments (a):

	Three Months Ended December 31,

	2012		2011

	After-tax Amount	EPS	After-tax Amount	EPS

Diluted income per share	$58,823	$0.61	$45,024	$0.46
Acquisition adjustments, net of tax effect (b):
Amortization of intangibles (c)	877	0.01	472	0.01
Acquisition and integration adjustments (d)	400	0.01	—	—

Diluted income per share excluding acquisition adjustments (e)	$60,100	$0.63	$45,496	$0.47

	Twelve Months Ended December 31,

	2012		2011

	After-tax Amount	EPS	After-tax Amount	EPS

Diluted income per share	$165,903	$1.73	$136,902	$1.39
Acquisition adjustments, net of tax effect (b):
Amortization of intangibles (c)	2,775	0.03	4,049	0.04
Acquisition and integration adjustments (d)	2,169	0.02	—	—

Diluted income per share excluding acquisition adjustments (f)	$170,847	$1.78	$140,951	$1.43

(a)	Diluted income per share excluding acquisition adjustments is based on GAAP diluted income per share adjusted for the per share impact of acquisition adjustments, net of tax effect.

(b)

The effective tax rates on the acquisition adjustments were 34.5% and 34.6% for the three and twelve months ended December 31, 2012, respectively, and 39.5% for both the three and twelve months ended December 31, 2011.

(c)	Consists of non-cash amortization charges related to acquired intangibles.

(d)

Includes charges and adjustments related to the acquisition of Ideas International. The charges consist of directly-related expenses for legal, consulting, and severance. Also included are non-cash fair value adjustments on pre-acquisition deferred revenues, which are being amortized ratably over the remaining life of the underlying contracts.

(e)	Based on fully diluted shares of 95.7 million and 97.0 million for the three months ended December 31, 2012 and 2011, respectively.

(f)	Based on fully diluted shares of 95.8 million and 98.8 million for the twelve months ended December 31, 2012 and 2011, respectively.

SUPPLEMENTAL INFORMATION continued (in thousands)

	Selected Balance Sheet Data (unaudited )

	December 31,

	2012	2011

Cash and cash equivalents	$299,852	$142,739
Fees receivable, net	463,968	421,033
Total assets	1,621,277	1,379,872
Deferred revenues	692,237	611,647
Total current and long-term debt	205,000	200,000
Total liabilities	1,314,604	1,198,088
Total stockholders’ equity	306,673	181,784

	Selected Cash Flow Data (unaudited)

	Twelve Months Ended December 31,

	2012		2011

Cash provided by operating activities	$279,814		$255,566
Cash paid for capital expenditures	44,337	(a)	41,954	(a)
Cash paid for treasury stock	111,306		211,986
Cash paid for acquisitions, net	10,336		—
Cash receipts (payments) on debt, net	5,000		(20,156)

(a) Includes expenditures related to the renovation of our Stamford headquarters facility.
These amounts are reimbursable by our landlord.

Reconciliation - Cash Provided by Operating Activities to Free Cash Flow (a):
(unaudited)

	Twelve Months Ended December 31,

	2012	2011

Cash provided by operating activities	$279,814	$255,566

Adjustments:
Cash acquisition and integration payments	1,437	—
Cash paid for capital expenditures	(44,337)	(41,954)

Free Cash Flow	$236,914	$213,612

(a)	Free cash flow is based on cash provided by operating activities determined in accordance with
GAAP plus cash acquisition and integration payments less additions to capital expenditures.